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                                                                   EXHIBIT 10.26

                      VENTURI TECHNOLOGY ENTERPRISES, INC.
                             1327 North State Street
                                Orem, Utah 84057

                                  July 29, 1998

VIA FACSIMILE (805) 940-7025

Mr. Daniel Mark Levine
2763 West Ave. L, #170
Lancaster, California 93536

         Re: Proposed Acquisition by Venturi Technology Enterprises, Inc. of Carpet and Upholstery Cleaning Assets of Daniel Mark Levine

Dear Mr. Levine:

                  This letter is to set forth the terms of our proposed acquisition of all of the assets of the carpet and upholstery cleaning business you presently conduct in the Lancaster, California area as a sole proprietorship under the names All Valley Carpet, All Valley Carpet and Upholstery, and All Valley Restoration Service. If the terms of this letter are acceptable, please sign a copy of this letter and return it to us. We will then have our attorney prepare an Asset Purchase Agreement (the "Agreement") between Venturi Technology Enterprises, Inc., a Nevada corporation, as the buyer ("Venturi") and Daniel Mark Levine as the seller ("Seller").

                  Venturi hereby offers to purchase all of the tangible and intangible assets owned by Seller used in the carpet and upholstery cleaning business in the Lancaster, California area under the names All Valley Carpet, All Valley Carpet and Upholstery, and All Valley Restoration Service, located at 2763 West Avenue L, # 170, Lancaster, California 93536 (the "Business"), on the following terms and conditions:

         1. Purchase Price. Venturi will issue a total of Five Thousand (5,000) shares of its common stock, 0.001 par value to Seller in exchange for all of the assets of Seller used in the Business. The shares of stock to be issued to Seller shall be restricted stock, and the ability of Seller to resell such stock shall be limited both by applicable securities laws and by certain "leak-out" provisions imposed by Venturi.
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Mr. Daniel Mark Levine
July 29, 1998
Page 2

         2. Representations, Warranties and Conditions. The Agreement will contain usual and customary representations, warranties, covenants, and other agreements on behalf of Seller and the Closing will be subject to usual and customary conditions, including:

                  A. obtaining of necessary consents or approvals of governmental bodies, lenders, lessors, or other third parties;

                  B. absence of pending or threatened litigation regarding the Assets, the Liabilities or the Agreement;

                  C. satisfactory completion of Venturi's due diligence investigation;

                  D. delivery of customary legal opinions, closing certificates and other documentation.

         3. Assumption of Liabilities. Venturi will not assume any of the debts, liabilities or obligations of Seller except as specifically set forth in an Assumption of Liabilities Agreement that may be executed at the time of Closing, and Seller shall indemnify Venturi and hold Venturi harmless with respect to any such unassumed liabilities.

         4. Employment. Following the Closing, Seller shall be employed by Venturi at an initial base salary of Five Thousand Eight Hundred Dollars ($5,800.00) per month.

         5. Noncompetition Agreement. Venturi's obligation to close shall be conditioned on, among other things, Seller entering into a noncompetition agreement with Buyer on terms satisfactory to the Buyer.

         6. Closing Date. The closing will take place as soon as the conditions set forth herein are satisfied and as soon as final documents can be prepared, but in any event no later than July 10, 1998.
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Mr. Daniel Mark Levine
July 29, 1998
Page 3

         If the offer contained in this letter is acceptable to Seller, please sign and return to Venturi a copy of this letter. Unless signed by you and returned to Venturi by the end of the day on June 30, 1998, the offer set forth herein shall be automatically revoked and shall become null and void.

                              Sincerely,
                              VENTURI TECHNOLOGY ENTERPRISES, INC.

                              By: _________________________________
                                  John Hopkins
                                  President

AGREED AND ACCEPTED:

_______________________________
Daniel Mark Levine

Date: __________________________